UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 29, 2007, pursuant to the terms of an Asset Sale and License Agreement signed and effective as of January 4, 2007 (the “Agreement”), by and between St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), and Shavlik Technologies, LLC (“Shavlik”), St. Bernard assigned and sold to Shavlik St. Bernard’s UpdateEXPERT and Update EXPERT Premium software applications and related customer and end user license agreements, software, programming interfaces and other intellectual property rights and contracts for an aggregate purchase price of $1,200,000 plus 45% of any maintenance renewal fees collected by Shavlik in excess of $1,200,000 for renewals invoiced by Shavlik between February 1, 2007 and January 31, 2008 (the “Asset Sale”).

The full text of the Agreement is incorporated herein by reference to Exhibit 10.1 hereto, and the above description of the terms of the Agreement is qualified in its entirety by the Agreement as filed. The press release announcing the completion of the Asset Sale is attached as Exhibit 99.1 to this Current Report on Form 8-K and is also incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed within the timeframe required under Item 9.01(b).

(d) Exhibits.

Exhibit Number	Description
10.1	Asset Sale and License Agreement dated as of January 4, 2007, by and between St. Bernard Software, Inc. and Shavlik Technologies, LLC (incorporated by reference to St. Bernard’s Current Report on Form 8-K filed with the SEC on January 9, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: February 2, 2007	By:	/s/ Alfred F. Riedler
Alfred F. Riedler
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Sale and License Agreement dated as of January 4, 2007, by and between St. Bernard Software, Inc. and Shavlik Technologies, LLC (incorporated by reference to St. Bernard’s Current Report on Form 8-K filed with the SEC on January 9, 2007).